PRESS RELEASE: Glen Rose Petroleum Corporation Discloses Going Concern Audit Opinion

Dow Jones & Company, Inc. — July 21, 2008

DALLAS—(BUSINESS WIRE)—July 21, 2008—
Glen Rose Petroleum Corporation (NASDAQ: GLRP), formally United Heritage Corporation, received a going concern opinion from its auditor relating to its financial statements filed on July 14, 2008 with its Form 10-K or the period ended March 31, 2008. That opinion from Hein & Associates LLP states:

The Company has limited capital resources and no significant revenue producing assets which combine to raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

About Glen Rose Petroleum Corporation

Glen Rose Petroleum Corporation, formerly United Heritage Corporation, founded in 1981 and based in Dallas, TX, is focused on the development of on-shore oil and gas assets. The company has project covering 10,500 acres in the Wardlaw Field, Edwards County, TX. The field is currently producing oil which is categorized as "medium crude," at 16-20 API gravity. Management believes its acreage has substantial reserves, and is applying new technology to economically extract the reserves.

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:	Glen Rose Petroleum Corporation
Chip Langston, President & CFO
214-800-2663
or
Porter, LeVay & Rose, Inc.
Linda Decker, VP - Investor Relations
Jeffrey Myhre, VP - Editorial
212-564-4700
FAX 212-244-3075
plrmail@plrinvest.com
www.plrinvest.com

SOURCE: Glen Rose Petroleum Corporation Copyright Business Wire 2008